Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”), dated as of May 29, 2026, is entered into is entered into among MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company, as borrower (the “Company”); MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust, as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, the “Portfolio Manager”); the Lenders party hereto; THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator (in such capacity, the “Collateral Administrator”), and as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Reference is hereby made to the Loan and Security Agreement, dated as of March 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), among parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement; and

WHEREAS, the parties hereto have agreed to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein.

ACCORDINGLY, in consideration of the foregoing premises and the mutual agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENT TO THE LOAN AND SECURITY AGREEMENT.

As of the Fifth Amendment Effective Date (as defined below), the Loan and Security Agreement (including the schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions (the “Fifth Amendment Effective Date”):

(a) The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.

(b) The Administrative Agent shall have received a certificate of an officer of the Company in form and substance reasonably satisfactory to the Administrative Agent to the effect that, as of the date of this Amendment: (I) all of the representations and warranties contained in Article VI of the Loan and Security Agreement and in any other Loan Document are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct) as of such earlier date and (ii) no Default, Event of Default or Market Value Event has occurred.

(c) The Administrative Agent shall have received a reasonably satisfactory written opinion of counsel for the Company and the Portfolio Manager, covering such matters relating to the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(d) The Administrative Agent shall have received a certificate from a Responsible Officer attaching and certifying as being in full force and effect without modification or amendment as of the date hereof: (1) copies of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company and the Portfolio Manager evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and (2) copies of documents and certificates relating to the organization (or a certification from a Responsible Officer that, as of the date of such certificate, there have been no changes to such documents and certificates since the most recent date of delivery thereof to the Administrative Agent), existence and good standing of the Company and the Portfolio Manager, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 3. MISCELLANEOUS.

(a) The Lenders’ execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.

(b) The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement. This Amendment shall constitute a Loan Document under the Loan and Security Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and

National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

(e) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary and the Bank shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Company, the Parent, the Portfolio Manager, the Lenders and the Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MANULIFE PRIVATE CREDIT FUND SPV, LLC,
as Company

By:	Manulife Private Credit Fund, its designated manager

By	/s/ Michael King
Name:	Michael King
Title:	Assistant Vice President, Senior Loans

MANULIFE PRIVATE CREDIT FUND, as Portfolio Manager and Parent

By	/s/ Michael King
Name:	Michael King
Title:	Assistant Vice President, Senior Loans

Signature Page to

Fifth Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

Signature Page to

Fifth Amendment to Loan and Security Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Securities Intermediary

By:	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

Signature Page to

Fifth Amendment to Loan and Security Agreement

EXHIBIT A

Amended Credit Agreement

[Attached.]

Exhibit A

Conformed through ~~Fourth~~Fifth Amendment to Loan and Security Agreement dated as of ~~March 6~~May 29, 2026

LOAN AND SECURITY AGREEMENT

dated as of

March 26, 2024

among

MANULIFE PRIVATE CREDIT FUND SPV, LLC,

as the Company

MANULIFE PRIVATE CREDIT FUND, as the Parent

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

MANULIFE PRIVATE CREDIT FUND,

as Portfolio Manager

Schedule 3	Eligibility Criteria

Schedule 4	Concentration Limitations

Schedule 5	Initial Portfolio Investments

Schedule 6	Moody’s Industry Classifications

Exhibits

Exhibit A	Form of Request for Advance

Exhibit B	Form of Compliance Certificate

Exhibit C	Form of Joinder Agreement

LOAN AND SECURITY AGREEMENT dated as of March 26, 2024 (this “Agreement”) among MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company, as borrower (the “Company”); MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust, as the parent (in such capacity, the “Initial Parent”) and as portfolio manager (in such capacity, the “Initial Portfolio Manager”); the Lenders party hereto; The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); The Bank of New York Mellon Trust Company, National Association, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Sale and Contribution Agreement (as amended, supplemented, replaced or otherwise modified from time to time, the “Sale Agreement”), dated on or about the date hereof, between the Company and the Parent (in such capacity, the “Seller”), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Account Control Agreement dated as of March 26, 2024, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agency Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Administrative Agency Fee Letter” means the letter agreement, dated as of the date hereof, by and between the Company and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Portfolio Manager’s knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Houston, Texas).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means as of any date, the applicable margin for Advances, as set forth on the Transaction Schedule for such date.

“Approval Termination Event” means, at any time during the Reinvestment Period, that (i) the Company has properly delivered at least ten (10) Notices of Acquisition in compliance with the requirements of Section 1.02 over the course of the prior twelve calendar month period (excluding for purposes of this clause (i) any Notice of Acquisition delivered with respect to a Portfolio Investment for which (a) an investment committee memo, financial statements and/or other information described in the applicable Notice of Acquisition have not been provided or have been provided on a redacted basis or (b) other reasonably requested information has not been provided or has been provided on a redacted basis), (ii) each such Notice of Acquisition (a) has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent) and (b) is with respect to a Portfolio Investment that is similar in nature to the Initial Portfolio Investments (as reasonably determined by the Administrative Agent) and (iii) the Administrative Agent has rejected more than 40% of such requests over the course of such prior twelve calendar month period.

“AR” has the meaning set forth in the definition of “Borrowing Base Test”.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Calculation Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (v) of Section 3.01(h).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning set forth in Section 8.01(a).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Term SOFR Rate for a one month Calculation Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.01(h) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.01(h)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Base Rate Advance” means any Advance bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of Request for Advances or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = (i) when a Hurdle Election is not in effect, 60% and (ii) when a Hurdle Election is in effect, 62%.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in each of New York City and the city in which the corporate trust office of the

Collateral Agent is located (which initially shall be Houston, Texas); provided that, in addition to the foregoing, a Business Day shall be, in relation to Term Benchmark Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Advances or any other dealings of such Term Benchmark Advances, any such day that is only a U.S. Government Securities Business Day.

“Calculation Period” means, with respect to any Advance, the quarterly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the first calendar day of January, April, July and October of each year (or, if any such day is not a Business Day, the immediately succeeding Business Day), provided that the initial Calculation Period Start Date shall be the Effective Date.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit, bank deposit products or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) such other similar instruments to the extent Permitted Non-USD Currencies are invested therein; provided that Cash Equivalents may include investments for which The Bank of New York Mellon Trust Company, National Association or an Affiliate acts as offeror or provides services and receives compensation therefor.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) (i) prior to the Permitted Merger, Manulife Financial Corporation or its Affiliates, collectively, shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of Manulife Investment Management Private Markets (US) LLC, and (ii) from and after the Permitted Merger, (x) Comvest Group Holdings II LP or an Affiliate thereof that is controlled by Comvest Management Holdings LP or Manulife Financial Corporation shall cease to be the manager of Comvest Credit Managers, LLC and (y) Comvest Management Holdings LP, Manulife Financial Corporation or their Affiliates, collectively, shall cease, directly or indirectly, to own and control legally and beneficially (1) 50.1% of the equity interests of Comvest Credit Managers, LLC and (2) all of the equity interests of Comvest Group Holdings II LP, (B) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) the managers of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company, (C) (i) prior to the Permitted Merger, Manulife Investment Management Private Markets (US) LLC, or an Affiliate thereof that is controlled by Manulife Financial Corporation, shall cease to be the investment advisor of the Parent and (ii) from and after the Permitted Merger, Manulife Investment Management Private Markets (US) LLC, Comvest Credit Managers, LLC or an Affiliate of either of the foregoing that is controlled by Manulife Financial Corporation or Comvest Group Holdings II LP shall cease to be the investment advisor of the Parent, or (D) the Portfolio Manager shall cease to be the portfolio manager of the Company.

“Charges” has the meaning set forth in Section 10.08.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means, on any date of determination, (A) the aggregate principal balance of the Portfolio, limited to, in the case of any Revolving Loan and any Delayed Funding Term Loan, the funded principal balance thereof, as of such date plus (B) the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date plus (C) the amounts on deposit in the Collateral Accounts (in each case, including cash and Eligible Investments) representing Principal Proceeds as of such date minus (D) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Competitor” means any credit fund, debt fund, business development company or other Person in the business of middle market lending that is sponsored by a credit fund, a debt fund or a business development company; or any Person whose primary business is the management of credit funds, debt funds or business development companies, excluding any commercial bank, investment bank, broker-dealer or insurance company.

“Compliance Certificate” has the meaning set forth in Section 6.02(p)(ii).

“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Portfolio Manager shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Party” has the meaning set forth in Article VII.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SOFR Advance” means any Advance bearing interest at a rate determined by reference to Daily Simple SOFR.

“Debt Securities” means obligations (other than Loans) evidenced by bonds, notes, debentures or similar instruments.

“Default” has the meaning set forth in Section 1.03.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon (x) its funding of Advances or payment of amounts due, as applicable, or (y) the Company’s receipt of such notice in form and substance satisfactory to it and the Administrative Agent, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero; provided that, upon the making of each installment, such portions shall no longer be deemed to be a “Delayed Funding Term Loan” for purposes of this Agreement.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to this Agreement or an Account Control Agreement, if applicable, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) in the case of each general intangible, by notifying the Portfolio Investment Obligor thereunder of the security interest of the Collateral Agent;

(3) in the case of Portfolio Investments consisting of money or instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another State of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (the State of New York and any such other State, a “UCC State”), or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a UCC State;

(4) in the case of money, by causing such money to be deposited in the related Collateral Account that is a deposit account, and, in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Bank to continuously identify on its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent pursuant to this Agreement or the Account Control Agreement, if applicable;

(5) in the case of any Portfolio Investments consisting of Uncertificated Securities (other than any Uncertificated Securities credited to a securities account subject to an Account Control Agreement), by causing the issuer of such Uncertificated Security to either (at the option of the Company) (i) register the Collateral Agent as the registered owner thereof on the books and records of such issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by the Company;

(6) in the case of any Portfolio Investments that are held in certificated form, by crediting to a Collateral Account or delivering to the Collateral Agent, as applicable, certificates representing the relevant Collateral with respect to such Portfolio Investments;

(7) in the case of any Loan, by delivering or causing a third party to deliver to the Securities Intermediary a copy of a fully executed assignment agreement evidencing the acquisition by the Company of the Loan or a confirmation or certification from or on behalf of the Company to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Securities Intermediary, appropriate Underlying Definitive Documents constituting, evidencing or representing such Loan with an instruction to identify such Loan in its internal books and records without any position code. The Securities Intermediary shall identify such Loan in its internal books and records without associating it with a position code. The Securities Intermediary shall maintain in its books and records a list of all of the Loans in accordance with this Agreement (including identifying in its reports to the Company and the Administrative Agent the Loans which are not direct interests in loans under the collateral notation “Participation”), and shall make available to the Company and the Administrative Agent such list upon request. For avoidance of doubt, no Loans will be registered in the name of the Securities Intermediary. The Securities Intermediary shall have no responsibilities or duties whatsoever with respect to any Underlying Definitive Document, except for such responsibilities as are expressly set forth herein. The Company shall instruct the administrative agent in respect of each Loan to make all payments receivable by the Company in respect of such Loan to the Collection Account or otherwise provide for the direct payment of such payments to the Collection Account;

(8) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(9) in all cases by otherwise (i) ensuring that all steps, if any, required under Applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) to the extent necessary, obtaining a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge of the Collateral in accordance with the Loan Documents.

Notwithstanding clauses (1) and (3) above, the Company or the Portfolio Manager on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account; provided that it is understood and agreed that, notwithstanding the establishment of such Permitted Non-USD Currency Accounts, the Permitted Non-USD Currency Accounts in respect of any Permitted Non-USD Currency shall not be available for the receipt of cash and Portfolio Investments until such time as the Securities Intermediary delivers a Permitted Non-USD Currency Account Opening Notice to the Company, the Portfolio Manager, the Administrative Agent and the Collateral Agent.

“Designated Email Notification Address” means SeniorCreditOperations@manulife.com; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least three (3) Business Days’ written notice (or such shorter notice period as the Administrative Agent may agree) to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least three (3) Business Days’ written notice (or such shorter notice period as the Administrative Agent may agree) to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“Duration Extension” means the extension of the Scheduled Termination Date by one (1) year pursuant to Section 2.07.

“Duration Extension Request” means, on any date following the first anniversary of the Effective Date, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for a Duration Extension.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments, an amount, for the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) any other non-cash charges and organization costs, extraordinary losses in accordance with GAAP or IFRS, one-time, non-recurring non-cash charges and costs and expenses reducing earnings, other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period); provided that such amounts added back under this clause (e) shall not exceed 20% of EBITDA for any relevant period and are reasonably anticipated to result from actions taken or to be taken within 12 months after the consummation of any change resulting in such add backs; provided further that with respect to any Portfolio Investment Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Portfolio Investment Obligor based on annualizing the economic data from the reporting periods actually available as determined by the Administrative Agent.

“Effective Date” has the meaning set forth in Section 2.04.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Currency” means U.S. Dollars and any Permitted Non-USD Currency.

“Eligible Investments” has the meaning set forth in Section 4.01.

“Eligible Jurisdictions” means (a) the United States and any State therein and (b) Canada and any province or territory therein.

“Equity Securities” means shares of capital stock, partnership interests and limited liability company interests and other equity interests of any kind of any Person, whether readily marketable or not.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” (1) with respect to a Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (2) with respect to a Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (3) a withdrawal by Company or any ERISA Affiliate thereof from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (4) a complete or partial withdrawal by Company or any ERISA Affiliate thereof from a Multiemployer Plan, notification that a Multiemployer Plan is insolvent, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (5) the filing of a notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (6) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (7) the written determination that any Plan is considered an at-risk plan or that any Multiemployer Plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (8) the imposition of any liability under Title IV of ERISA to the PBGC, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Company or any ERISA Affiliate thereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any withholding Taxes imposed under FATCA.

“Extended Financing Commitment” has the meaning set forth in Section 2.07.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental

Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“First Scheduled Financing Commitment Increase Date” means September 5, 2025.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the provisions of Sections 2.06 and 10.06 of this Agreement.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) (with a copy to the Collateral Agent, which may also be by email) a Financing Commitment Increase Option Request. For the avoidance of date, no Scheduled Financing Commitment Increase Date shall be a Financing Commitment Increase Date.

“Financing Commitment Increase Option Request” means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Amendment Effective Date” means November 26, 2024.

“First Lien Last Out Loan” means, in each case as determined by the Administrative Agent in its sole discretion, a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8.01(e).

“Hurdle Condition” means there are at least forty-five (45) Portfolio Investment Obligors with respect to Portfolio Investments that satisfy the Eligibility Criteria.

“Hurdle Election” means, if the Hurdle Condition is satisfied, the election by the Portfolio Manager on an Interest Payment Date during the Reinvestment Period, but after the Ramp-Up Period, with prior written notice (including via email) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) not later than 11:00 a.m. New York City time on the applicable Interest Payment Date, which notice, in each case, shall include a certification that the Hurdle Condition is satisfied; provided that (i) at the time of such election no Market Value Event shall have occurred, no Default or Event of Default shall have occurred and be continuing and, after giving pro forma effect to such election, the Borrowing Base Test is satisfied, and (ii) the Hurdle Election shall remain in effect until the earlier of (x) the Portfolio Manager revoking such Hurdle Election in a written notice (including via email) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) not later than 11:00 a.m. New York City time on the applicable Interest Payment Date and (y) the Hurdle Condition not being satisfied; provided that the Portfolio Manager’s election with respect to the Hurdle Election in effect on the last day of the Reinvestment Period shall govern the period following the Reinvestment Period until all Obligations are satisfied in full.

“Increased Financing Commitment” has the meaning set forth in Section 2.06.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement or a commitment to fund a Portfolio Investment.

“Indemnified Person” has the meaning set forth in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made to a Lender or the Administrative Agent by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment (x) that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent or which becomes an Ineligible Investment pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved or (y) which becomes an Ineligible Investment pursuant to Section 6.03 unless re-approved by the Administrative Agent, in its sole discretion.

“Information” means all information received from the Company relating to the Company, the Parent, the Portfolio Manager, the Portfolio Investment Obligors or their respective business hereunder or pursuant hereto, other than any such information that is available to a Lender on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

“Initial Financing Commitment” means the Financing Commitment provided by the Lenders to the Company on the Effective Date in the amount of $150,000,000.

“Initial Funding Date” means the date on which the initial Advance is made by the Lenders hereunder.

“Initial Parent” has the meaning set forth in the introductory section of this Agreement.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Initial Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Interest Collection Account” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds, and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Interest Payment Date” means the fifteenth calendar day after the last day of each Calculation Period or, if any such day is not a Business Day, the immediately succeeding Business Day.

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other non-principal payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, underwriting fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any Debt Security or Equity Security of any other Person, (b) the making of any Loan or advance to any other Person or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement entered into by the Successor Entity, and accepted by the Administrative Agent, in the form of Exhibit C.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Leverage Ratio” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “Leverage Ratio” (for such applicable lien or level within the capital structure) or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “Leverage Ratio” or such comparable definition is not defined in such underlying instruments, the ratio obtained by dividing (i) the indebtedness of the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP), minus the unrestricted cash of such Portfolio Investment Obligor or such parent as of such date (up to an amount agreed to by the Administrative Agent in its sole discretion) by (ii) EBITDA, in each case, as calculated by the Portfolio Manager in good faith and in a commercially reasonable manner using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Portfolio Investment Obligor as per the requirements of the applicable underlying instruments (or, in respect of EBITDA, in accordance with the definition of “EBITDA”).

“Liabilities” has the meaning set forth in Section 5.03.

“Lien” means any security interest, lien, charge, pledge, preference, equity, assignment by way of security or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Sale Agreement, the Account Control Agreements, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan to Value Ratio” means, as of any date of calculation, the ratio of (a) the Net Advances to (b) the Net Asset Value, in each case, as of such date.

“LTV Default” means, as of any date of determination, the Loan to Value Ratio exceeds the “AR” by 12.5% or more.

“Margin Stock” has the meaning provided such term in Regulation U of the Federal Reserve Board.

“Market Value” means, on any date of determination (after giving effect to Section 1.06), (a) with respect to any Traded Loan, the average indicative bid-side price (expressed as a percentage) determined by Markit Group Limited or LoanX (or, if the Administrative Agent determines in its sole discretion that such bid-side price is not available or is not indicative of the actual current market value, the market value of such Traded Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (b) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par or the face amount thereof, as applicable. For the avoidance of doubt, each valuation determined by the Administrative Agent shall take into account factors commonly used by market participants in conducting robust valuation processes, including without limitation (A) industry and comparable company analysis, (B) market yield assumptions, (C) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment Obligor, (D) historical and prospective debt-financed acquisitions consummated by the Portfolio Investment Obligor, and (E) other corporate actions taken by the Portfolio Investment Obligor.

So long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that the Portfolio Manager provides (i) the executable bid or (ii) the valuations set forth below no later than 2:00 p.m. New York City time on the Business Day immediately following the related date of determination; provided, further, that with respect to each Portfolio Investment, the Portfolio Manager may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the date on which the Administrative Agent provides a Market Value with respect to such Portfolio Investment that is lower than the Market Value of such Portfolio Investment on the Trade Date of such Portfolio Investment.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment (other than a Traded Loan), the Portfolio Manager may, with respect to up to three such Portfolio Investments in each calendar quarter, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent, at which time the Market Value of such Portfolio Investment shall be equal to such valuation; provided that any such valuation shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall take into account factors commonly used by market participants in conducting robust valuation processes, including without limitation (A) industry and comparable company analysis, (B) market yield assumptions, (C) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment Obligor; (D) historical and prospective debt-financed acquisitions consummated by the Portfolio Investment Obligor and (E) other corporate actions taken by the Portfolio Investment Obligor; provided, further, that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuations, then the valuation for purposes of this paragraph shall be equal to the mean of the highest and lowest valuations of such range.

If the Portfolio Manager disputes the determination of Market Value with respect to any Traded Loan, the Portfolio Manager may, at the expense of the Company, submit to the Administrative Agent at least two (2) written and executable bids for the full principal or face amount, as applicable, of such Portfolio Investment from Independent Dealers, at which time the Market Value of such Traded Loan shall be equal to (i) if two or more such bids have been submitted, the average of such bids or (ii) if only one such bid is available (the Portfolio Manager acting in good faith to obtain such bids) and has been submitted, the average of such single bid and the Market Value determined by the Administrative Agent subject to such dispute, as the case may be.

The market value of any Portfolio Investment determined in accordance with this definition will be the Market Value for such Portfolio Investment from the applicable date set forth above until the Administrative Agent has made a good faith and commercially reasonable determination using consistent standards that the Administrative Agent would apply to similar facilities with similarly situated borrowers in accordance with this definition that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with this definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par or face amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Dealer if, in the Administrative Agent’s good faith judgment using consistent standards that the Administrative Agent would apply to similar facilities with similarly situated borrowers: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Dealer; or (iii) the Administrative Agent does not have the ability to execute any such bid by selling any portion of such Portfolio Investment held by the Administrative Agent or its Affiliate for its own account to any such Independent Dealer (either directly or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time (but no earlier than the time) such bid is delivered to the Administrative Agent by the Portfolio Manager (the provisions set forth in the preceding four (4) paragraphs of this definition, the “Market Value Dispute Mechanisms”).

The Administrative Agent shall notify the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the 5th day of each calendar month or upon the reasonable request of the Portfolio Manager; provided that the Company and the Portfolio Manager hereby acknowledge that the Administrative Agent may make available to the Company and the Portfolio Manager the Market Value of each Portfolio Investment by posting such materials or information on the Financing Connect platform hosted by JPMorgan Chase Bank, N.A. or another similar electronic system and such posting shall satisfy the Administrative Agent’s requirements under this paragraph. Any notification (which may be by email) from the Administrative Agent to the Portfolio Manager that a Market Value Trigger Event has occurred shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash or Cash Equivalents to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that after giving effect to all such actions and the application of proceeds thereof, the Borrowing Base Test is satisfied; provided that, with respect to any such additional Portfolio Investment contributed to the Company in connection with the foregoing, (i) the Trade Date thereof shall occur during the Market Value Cure Period and (ii) such Portfolio Investment must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company within the Market Value Cure Period if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle within the applicable Settlement Period. The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such Settlement Period.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term during the Market Value Cure Period.

“Market Value Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 5:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter or such longer period as the Administrative Agent (as directed by the Required Lenders) may agree.

“Market Value Dispute Mechanisms” has the meaning set forth in the definition of “Market Value”.

“Market Value Event” means (A) the occurrence of both (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within the applicable Settlement Period.

“Market Value Trigger” has the meaning set forth on the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Company in writing as of any date that the Loan to Value Ratio (expressed as a percentage) is greater than or equal to the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Parent, the Seller or the Portfolio

Manager, (b) the ability of the Company, the Parent, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment that is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below; provided that, on and after any Financing Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below plus (in respect of the related increase to the Financing Commitments) an amount to be mutually agreed by the Administrative Agent and the Company at the time of such Financing Commitment Increase Date; provided, further, that following any Scheduled Financing Commitment Increase Date, the Minimum Funding Amount shall be the amount (before giving effect to any Scheduled Financing Commitment Increase) set forth in the applicable row below (unless the Financing Commitment shall have been increased in connection with a Financing Commitment Increase Option Request, in which case the last row below shall be in effect) plus, (x) during the period commencing on the date that is six (6) months and one (1) day following any Scheduled Financing Commitment Increase Date and ending on the date that is nine (9) months following any Scheduled Financing Commitment Increase Date, 50% of such Scheduled Financing Commitment Increase Amount and (y) during the period commencing on the date that is nine (9) months and one (1) day following any Scheduled Financing Commitment Increase Date and ending on the last day of the Reinvestment Period, 70% of such Scheduled Financing Commitment Increase Amount. For the avoidance of doubt, the foregoing provisos shall apply without duplication of the portion of the Minimum Funding Amount determined by reference to the table below and without limiting the application of the other proviso and the Minimum Funding Amount may be increased pursuant to both provisos (including multiple occurrences of such provisos) so long as the relevant conditions are satisfied:

Period Start Date	Period End Date	Minimum Funding Amount
Second Amendment Effective Date	The date that is six (6) months after the Second Amendment Effective Date	40% (as a percentage of the Effective Date Financing Commitment)
The date that is six (6) months and one (1) day after the Second Amendment Effective Date	The date that is nine (9) months after the Second Amendment Effective Date	50% (as a percentage of the Second Amendment Effective Date Financing Commitment)
The date that is nine (9) months and one (1) day after the Second Amendment Effective Date	Last day of the Reinvestment Period	70% (as a percentage of the Second Amendment Effective Date Financing Commitment)

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Company or an ERISA Affiliate thereof, or to which Company or an ERISA Affiliate thereof has any liability, and that is covered by Title IV of ERISA, now or within the past six years.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“MV Cure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Duff & Phelps, (v) Hilco Valuation Services, (vi) Citrin Cooperman Advisors LLC and (vii) Houlihan Lokey; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent (with the consent of the Company) from time to time; provided, further, that the Administrative Agent may remove any provider from this definition with the consent of the Company (unless an Event of Default shall have occurred and be continuing), such consent not to be unreasonably withheld; provided, that withholding such consent shall not be deemed to be unreasonable if, after giving effect to such removal, (x) there are not at least three providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the Effective Date shall not at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in (i) the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments) and (ii) the MV Cure Account.

“Net Asset Value” means, on any date of determination (after giving effect to Section 1.06), the sum of (A) the sum of the product, for each Portfolio Investment, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount or face amount, as applicable, of such Portfolio Investment, excluding, for any Delayed Funding Term Loan or Revolving Loan, the unfunded commitment amount thereof plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the

Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period and (3) any Ineligible Investments will, in each case, be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the date that is two (2) years after the First Amendment Effective Date.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” ~~has the meaning set forth in the introductory section of this Agreement~~means the Initial Parent or, after the Permitted Merger, the Successor Entity, in its capacity as parent.

“Participant Register” has the meaning set forth in Section 10.06(d).

“Participation Interest” means a participation interest in a Loan.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds at the discretion of the Company to the Parent (or other permitted equity holders of the Company); provided that (a) there are Excess Interest Proceeds remaining after giving effect to such distribution, (b) Principal Proceeds may only be distributed during the Reinvestment Period, (c) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (d) no Market Value Event shall have occurred, (e) no Market Value Trigger Event shall have occurred or would occur after giving effect to such Permitted Distribution, (f) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (g) the Company gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (h) not more than twelve Permitted Distributions are made in any single Calculation Period and (i) the Company and the Administrative Agent confirm in writing (which, in each case, may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied.

“Permitted Lien” means any of the following: (a) Liens for Taxes if (i) such Taxes shall not at the time be due and payable or (ii) a Person is contesting the validity thereof in good faith by appropriate proceedings diligently conducted and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements.

“Permitted Merger” means the merger pursuant to which Manulife Private Credit Fund, a Delaware statutory trust, shall merge with and into John Hancock Comvest Private Income Fund, a Delaware statutory trust (the “Successor Entity”) with the Successor Entity as the surviving entity, subject to the Successor Entity delivering a Joinder Agreement substantially contemporaneously with the closing of the Permitted Merger and satisfaction of the conditions to the Joinder Agreement, to the sole satisfaction of the Administrative Agent.

“Permitted Non-USD Currency” means Canadian Dollars.

“Permitted Non-USD Currency Account Opening Notice” has the meaning set forth in Section 8.01(a).

“Permitted Non-USD Currency Accounts” means the Permitted Non-USD Currency Interest Collection Account and the Permitted Non-USD Currency Principal Collection Account, collectively.

“Permitted Non-USD Currency Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule in an applicable jurisdiction for the deposit of Interest Proceeds denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted Non-USD Currency Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule in an applicable jurisdiction to hold Portfolio Investments or for the deposit of Principal Proceeds denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted RIC Distribution” means distributions to the Parent (from the Collateral Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least two (2) Business Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,500,000 and (iv) the Company and the Administrative Agent (such confirmation by the Administrative Agent not to be unreasonably withheld or delayed) have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has the meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, exempted company, partnership (including any exempted limited partnership), trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Multiemployer Plan, that is (1) established or maintained by Company or an ERISA Affiliate thereof to which Company or an ERISA Affiliate thereof has any liability (contingent or otherwise) now or within the past six years, and that is (2) subject to Section 412 of the Code or Title IV of ERISA.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Investment Obligor” means, with respect to any Portfolio Investment, the borrower or issuer thereof.

“Portfolio Manager” ~~has the meaning set forth in the introductory section of this Agreement~~means the Initial Portfolio Manager or, after the Permitted Merger, the Successor Entity, in its capacity as portfolio manager.

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Collection Account” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule to hold Portfolio Investments and for the deposit of Principal Proceeds, and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed to or deposited by the Company and Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account; provided that the Company may permanently designate Excess Interest Proceeds as Principal Proceeds by giving at least two (2) Agent Business Days’ notice (which may be by email) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator, provided that any such notice received after 10:00 a.m. New York City time on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) so long as on the date of such notice and the date of designation as Principal Proceeds each of the following conditions is satisfied (at which time such amount shall cease to be Excess Interest Proceeds): (1) the Borrowing Base Test is satisfied, (2) no Market Value Event has occurred and (3) no Default or Event of Default has occurred and is continuing.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” means each acquisition or origination of a Portfolio Investment by the Company by way of (i) a contribution or sale by the Parent to the Company pursuant to the Sale Agreement or (ii) a direct issuance to the Company by the obligor thereunder or initial extension of credit by the Company to the obligor thereunder.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, the date that is one (1) day after the one (1) year anniversary of the Effective Date.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) the date that is the three (3) year anniversary of the First Amendment Effective Date, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent terminates.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or, in each case any successor thereto.

“Removed Agent” has the meaning set forth in Section 9.01.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, any officer of the Collateral Agent, the Collateral Administrator or the Securities Intermediary customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RIC” means a “regulated investment company” as defined in Section 851 of the Code.

“Sale Agreement” has the meaning set forth in the introductory section of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the target or subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto.

“Scheduled Financing Commitment Increase” means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by all or, with the Administrative Agent’s written consent (in its sole discretion), a portion of the Scheduled Financing Commitment Increase Amount to occur on such Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Amount” means, (i) for the First Scheduled Financing Commitment Increase Date, $37,500,000 and (ii) for any additional Scheduled Financing Commitment Increase Date, $37,500,000.

“Scheduled Financing Commitment Increase Conditions” means, with respect to any Scheduled Financing Commitment Increase, (i) certification (which may be by email) by the Portfolio Manager that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:

(1) no Market Value Event has occurred;

(2) no Event of Default or Default has occurred and is continuing;

(3) the Reinvestment Period has not otherwise ended;

(4) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(ii) the Administrative Agent confirms (which may be by email) that the conditions set forth in clause (i)(1) through (i)(4) above are satisfied on and as of such Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Date” means (x) October 10, 2025 or (y) any earlier date as agreed by the Administrative Agent (in its sole discretion) and the Portfolio Manager in writing, including the First Scheduled Financing Commitment Increase Date; provided that if, on a Scheduled Financing Commitment Increase Date pursuant to clause (y), the Administrative Agent provides its written consent (in its sole discretion), to increase the Financing Commitment by a portion of the Scheduled Financing Commitment Increase Amount, the Financing Commitment may be further increased with the remaining portion of the Scheduled Financing Commitment Increase Amount on subsequent dates with the Administrative Agent’s written consent (in its sole discretion), and each such date shall be a “Scheduled Financing Commitment Increase Date”; provided, further, that no Scheduled Financing Commitment Increase Date shall occur unless, as of such date, the Scheduled Financing Commitment Increase Conditions have been satisfied.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“Second Amendment Effective Date” means April 10, 2025.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligations” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Seller” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Loan” means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Portfolio Investment Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Settlement Date” has the meaning set forth in Section 1.03.

“Settlement Period” means, with respect to a Portfolio Investment, the period beginning on the Trade Date thereof and ending fifteen (15) Business Days thereafter (or such longer period as the Administrative Agent agrees in its sole discretion).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through Administrative Agent’s banking facilities (or through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as reasonably determined by the Administrative Agent (with notice to the Collateral Agent and the Collateral Administrator). The determination of the Spot Rate shall be conclusive absent manifest error.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Portfolio Investment Obligor, including collateralized debt obligations and mortgage-backed securities.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Successor Entity” has the meaning set forth in the definition of “Permitted Merger”.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Advance” means any Advance bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for each Calculation Period, the 3-month Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Calculation Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars and for any tenor comparable to the applicable Calculation Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Loan” means any Senior Secured Loan or Second Lien Loan governed by LSTA documentation for which at least two (2) bid-side prices are available as determined by LoanX or Markit Group Limited on, and as of, any Business Day of determination.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which the Company acquired such Portfolio Investment.

“Unfunded Exposure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) zero and (y) the aggregate Unfunded Exposure Amount of all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account.

“Unused Facility Amount” means, on any applicable date of determination, (i) the aggregate Financing Commitments of all Lenders minus (ii) the aggregate outstanding amount of the Advances.

“Upfront Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Upfront/Extension Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Upsize Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility that (i) either (a) is secured on a first lien basis solely by all or a portion of the current assets of the related obligor, (b) is secured on a first lien basis on all or substantially all of the assets of the related obligor or (c) is secured on a pari passu basis with any Senior Secured Loan but has priority in right of payment (including as a result of a default waterfall) to any Senior Secured Loan and (ii) has an aggregate commitment amount of less than 100% of EBITDA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero-Coupon Security” means any Debt Security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On or prior to the Effective Date, the Company may acquire/will have acquired the Initial Portfolio Investments from the Seller pursuant to the Sale Agreement, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to (i) acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account or (ii) originate any Portfolio Investment for its account (a “Purchase Commitment”), the Portfolio Manager, on behalf of the

Company, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Portfolio Manager to the Administrative Agent on behalf of the Company shall be deemed to be a certification by the Company of the contents thereof.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request (which information shall include in any event whether such Portfolio Investment, to the Company’s or the Portfolio Manager’s actual knowledge after reasonable inquiry, is subject to any event of default (as such term or similar term is defined in the underlying instruments for such Portfolio Investment)).

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company (with a copy to the Collateral Agent) of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith; provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent, and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion); provided that, for the avoidance of doubt, the Portfolio Manager or the Company may re-submit any proposed Portfolio Investment to the Administrative Agent for approval during or following the expiration of any such thirty (30) day period.

(d) Ineligibility of Non-Approved Portfolio Investments. The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03. Conditions to Purchases. No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date”):

(1) the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2) with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than the end of the applicable Settlement Period;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4) after giving pro forma effect to the Purchase of such Portfolio Investment and any related Advance, the Borrowing Base Test is satisfied.

The Administrative Agent may waive any conditions to a Purchase Commitment or Purchase, as the case may be, specified above in this Section 1.03 by written notice thereof to the Collateral Administrator, the Company and the Portfolio Manager. If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the “Settlement Date” for such Portfolio Investment).

Promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Portfolio Manager shall provide to the Administrative Agent a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04. Sales of Portfolio Investments. The Company shall not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent, except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset so long as (and any trade ticket or other direction or instruction from the Company (or the Portfolio Manager on its behalf) shall be deemed to constitute a certification that the following conditions have been satisfied), (x) before and after giving effect thereto, no Market Value Event has occurred, no Market Value Trigger Event has occurred or will occur therefrom and no Default or Event of Default has occurred and is continuing and (y) the sale of such asset by the Company shall be on an arm’s-length basis at fair market value and in accordance with each of the Company’s and the Portfolio Manager’s standard market practices. In addition, subject to clauses (x) and (y) in the immediately preceding sentence, (a) within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company shall enter into a binding commitment to sell such Revolving Loan or Delayed Funding Term Loan which sale shall settle no later than fifteen (15) Business Days after such commitment and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within five (5) Business Days of any other Portfolio Investment becoming an Ineligible Investment, the Company shall, subject to clauses (x) and (y) in the immediately preceding sentence, enter into a binding commitment to sell such Portfolio Investment which sale shall settle no later than fifteen (15) Business Days after such commitment. Notwithstanding the foregoing, the requirements under clause (x) of this paragraph (other than no Default or Event of Default has occurred and is continuing) shall not apply to any sales initiated following the occurrence of a Market Value Trigger Event to the extent consummated to effect a Market Value Cure.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts (other than the transfer of funds from the Permitted Non-USD Currency Accounts to another Collateral Account in accordance with this Agreement)) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via e-mail) to facilitate the consummation of such sale. Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i) notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii) direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A) either:

(x) the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y) the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent and Collateral Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the Trade Date in respect of a sale thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Company until such Settlement Date.

SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments. For purposes of all valuations, calculations and reports hereunder, the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall be converted to U.S. Dollars at the Spot Rate in accordance with clause (y) of the definition of such term in consultation with the Administrative Agent on the applicable date of such valuation, calculation or report, as applicable.

SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in U.S. Dollars, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment. The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) The Company shall use the proceeds of the Advances received by it hereunder to pay any fees and expenses related to the Portfolio, purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto or to make Permitted Distributions and Permitted RIC Distributions in accordance with, and subject to the conditions in, this Agreement; provided that, if the proceeds of an Advance are deposited in the Principal Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds to repay the Advances in accordance with Section 4.03(c) or as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the

Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied. Subject to any deemed request pursuant to Section 3.01(h), no Request for Advance shall request a Daily Simple SOFR Advance unless the then-current Benchmark is Daily Simple SOFR.

(e) [Reserved]

(f) (i) If two (2) Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested an Advance on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent (satisfactory to the Administrative Agent in its reasonable discretion) that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account; and (ii) at any time after the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Company shall cause the proceeds of cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account.

(g) If, at any time during the Reinvestment Period, the Unfunded Exposure Shortfall exceeds 5% of the Collateral Principal Amount, the Company shall deposit, within two (2) Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to such excess.

SECTION 2.04. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect, and that the initial sales and/or contributions contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof.

(c) Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager and the Parent, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the directors or officers (as applicable) of the Company, the Parent and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company, the Parent and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including any fees payable in accordance with the Administrative Agency Fee Letter and, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f) PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g) Filings. Proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j) Constituent Documents. The Administrative Agent (or its counsel) shall have received a copies of the constituent documents of the Company and the Parent, each in form and substance reasonably satisfactory to the Administrative Agent.

(k) Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance: (or waived by the Administrative Agent in its sole discretion):(1) the Effective Date shall have occurred;

(2) the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3) no Market Value Event has occurred;

(4) no Default or Event of Default has occurred and is continuing;

(5) the Reinvestment Period has not ended;

(6) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7) after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Borrowing Base Test is satisfied; and

(y) the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(8) the amount of such Advance shall be not less than $500,000; provided that the amount of the initial Advance on the Initial Funding Date shall be not less than $5,000,000.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Financing Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Financing Commitment Increase Option Request to increase the Financing Commitment to an aggregate amount (together with the Initial Financing Commitment and any prior increase in the Financing Commitment pursuant to this Section

2.06) of up to $500,000,000 (any Financing Commitment resulting from approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”). The increasing Lenders shall fund the requested Advance in accordance with such Financing Commitment Increase Option Request, subject to satisfaction of the following conditions precedent:

(a) each of the increasing Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;

(b) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date after giving pro forma effect to the requested Increased Financing Commitment and the Advance to be made thereunder;

(c) the Borrowing Base Test is satisfied on and as of the Financing Commitment Increase Date after giving pro forma effect to the requested Increased Financing Commitment and the Advance to be made thereunder;

(d) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) the aggregate principal amount of the Advances shall not be less than the Minimum Funding Amount (unless otherwise consented to by the Administrative Agent in writing (including by email) in its sole discretion);

(f) no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(g) the Company shall have paid to the Administrative Agent on the Financing Commitment Increase Date, for the account of each increasing Lender, an Upfront Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter;

(h) any Financing Commitment Increase Option Request shall be in an amount not less than $50,000,000; and

(i) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

Unless otherwise agreed among JPMCB and any Affiliate thereof that is a Lender, the Administrative Agent and the Company, each increase to the Financing Commitment of the Lenders on a Financing Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates).

SECTION 2.07. Duration Extension Option. The Company may on one occasion, at any time following the first anniversary of the Effective Date, submit a Duration Extension Request for up to a one (1) year extension of the Scheduled Termination Date of the Financing Commitments (any such Financing Commitment so extended, an “Extended Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a) the Administrative Agent and each Lender (in their sole discretion) approves in writing (which may be by email) such Duration Extension Request;

(b) [reserved];

(c) the Company shall have paid to the Administrative Agent, on the date of effectiveness of such Duration Extension, for the account of each extending Lender, an upfront fee to be mutually agreed by the Administrative Agent and the Company;

(d) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the date of such Duration Extension;

(e) [reserved];

(f) the Borrowing Base Test is satisfied on and as of the date of such Duration Extension

(g) the Company shall have taken any action as may be reasonably requested by any Secured Party pursuant to Section 6.02(aa);

(h) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Duration Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(i) to the extent necessary, the Administrative Agent (or any other designee on its behalf) shall have filed, or received authorization to file, appropriate amendments or extensions to all previously filed financing statements and/or continuation statements under the UCC of all appropriate jurisdictions or any comparable law to perfect or ensure the perfection of the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Principal Collection Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e).

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the Term SOFR Rate for each Calculation Period (or, if a Base Rate Advance, at the applicable Base Rate for the relevant period) in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the Term SOFR Rate for each Calculation Period (or, if a Base Rate Advance, at the applicable Base Rate for the relevant period) in effect plus the Adjusted Applicable Margin; provided further that, for any day on which the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount specified in the definition of the term Minimum Funding Amount, then the Company shall owe the Lenders interest on the amount of such difference at a per annum rate equal to the Applicable Margin set forth on the Transaction Schedule minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(d). Except as provided under Section 4.03(c), the amount of such accrued interest shall be payable on each Interest Payment Date in accordance with the Priority of Payments.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided in this section. This Section 3.01(c) shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and all other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the Term SOFR Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided further, that no breakage costs shall be payable in connection with this Section 3.01(e).

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon written request by such Lender or the Administrative Agent (which may be by email), the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. None of the Lenders nor the Administrative Agent shall be entitled to any such compensation unless such Person is generally seeking such compensation from borrowers under substantially similar facilities with substantially similar assets and from whom such Person is entitled to so seek such compensation.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f), (B) defaults in its obligation to make Advances hereunder, (C) becomes the subject of a Bail-In Action or (D) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply and (z) such assignment or delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Alternate Rate of Interest.

(i) Temporary Benchmark Unavailability. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), if:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for the applicable tenor or (B) if the then-current Benchmark is Daily Simple SOFR, adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(b) the Administrative Agent is advised by the Required Lenders that (A) the Term SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) or (B) if the then-current Benchmark is Daily Simple SOFR, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance), then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent and the Collateral Administrator) and until (x) the Administrative Agent notifies the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d), then, with respect to Advances referencing the affected Benchmark (1) any Request for Advance that requests a Term Benchmark Advance shall instead be deemed to be a request for (x) Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above and (2) any Request for Advance that requests a Daily Simple SOFR Advance shall instead be deemed to be a request for a Base Rate Advance.

Furthermore, if any Daily Simple SOFR Advance or Term Benchmark Advance is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i) with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d) then, with respect to Advances referencing the affected Benchmark (1) any Term Benchmark Advance shall, on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, on such day, and (2) any Daily Simple SOFR Advance shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

(ii) Permanent Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(a) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(b) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes (in consultation with the Company) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement

Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices from and Determinations by the Administrative Agent. The Administrative Agent will promptly notify the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of (a) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v) Unavailable Term Rate Tenors. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” or “Term SOFR Rate” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of definition of “Calculation Period” or “Term SOFR Rate” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for or conversion to a Term Benchmark Advance or Daily Simple SOFR Advance to be made or converted during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for, or request for conversion to, a Term Benchmark Advance into a request for, or conversion to, (A) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event.

During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Daily Simple SOFR Advance or any Term Benchmark Advance is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until such time as a Benchmark Replacement for such currency is implemented pursuant to this Section 3.01(h), (1) any Term Benchmark Advance shall on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Advance shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

SECTION 3.02. [Reserved].

SECTION 3.03. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder or under any Loan Document by or on account of any obligation of the Company shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA), as determined in the good faith discretion of the applicable withholding agent. If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Secured Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any

Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) an executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), copies of any other executed form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so; and

(E) The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement attesting to the fact that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3(a)(3)(iii) and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.04. Mitigation Obligations

(a) Designation of a Different Lending or Issuing Office. If any Lender requires the Company to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.03, then such Lender shall (at the request of the Company) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing letters of credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.03, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account or the Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection

Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account all Interest Proceeds received by it promptly (and, in any case, within one (1) Business Day) upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. Interest Proceeds on deposit in the Permitted Non-USD Currency Interest Collection Account shall be converted to U.S. Dollars by the Collateral Agent at the Spot Rate designated by the Administrative Agent (and notified to the Collateral Agent) no later than two (2) Business Days prior to each Interest Payment Date, each Additional Distribution Date and the Maturity Date and deposited into the Interest Collection Account for application as described above at the written direction of the Company or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

Interest Proceeds shall be retained in the Interest Collection Account (or any Permitted Non-USD Currency Interest Collection Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any such written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Interest Proceeds in the Interest Collection Account shall remain uninvested. Interest Proceeds in any Permitted Non-USD Currency Interest Collection Account shall remain uninvested.

Interest Proceeds on deposit in the Interest Collection Account (or any Permitted Non-USD Currency Interest Collection Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account, as applicable. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account all Principal Proceeds received by it promptly (and, in any case, within one (1) Business Day) upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. Principal Proceeds on deposit in the Permitted Non-USD Currency Principal Collection Account shall be converted to U.S. Dollars by the Collateral Agent at the Spot Rate designated by the Administrative Agent (and notified to the Collateral Agent) no later than two (2) Business Days prior to each Interest Payment Date, each Additional Distribution Date and the Maturity Date and deposited into the Principal Collection Account for application as described above at the written direction of the Company or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

All Principal Proceeds shall be retained in the Principal Collection Account (or any Permitted Non-USD Currency Principal Collection Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Principal Proceeds in the Principal Collection Account shall remain uninvested. Principal Proceeds in any Permitted Non-USD Currency Principal Collection Account shall remain uninvested.

Principal Proceeds on deposit in the Principal Collection Account (or any Permitted Non-USD Currency Principal Collection Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, (iii) to be deposited into the Unfunded Exposure Account in accordance with this Agreement or (iv) to make Permitted Distributions or Permitted RIC Distributions in accordance with, and subject to the conditions in, this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period.

(c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4.07) in whole or in part. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, one (1)

Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $500,000. Prepayments shall be accompanied by accrued and unpaid interest. Notwithstanding the foregoing, in the event of a prepayment in full, subject to the Priority of Payments, any remaining and outstanding fees owed to the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be paid in full to the Collateral Agent, the Collateral Administrator and the Securities Intermediary.

(ii) At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the Term SOFR Reference Rate for the Calculation Period (excluding, for the avoidance of doubt, any loss of profit).

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.60% per annum (or, during the Ramp-Up Period, 0.50% per annum) on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Administrative Agent the Upfront Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). All such prepayments shall be accompanied by accrued and unpaid interest and shall be applied to the repayment of the longest outstanding Advance.

(g) The Company agrees to pay to the Administrative Agent the Administrative Agency Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(h) The Company agrees to pay the Administrative Agent the Upfront/Extension Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(i) The Company agrees to pay the Administrative Agent the Upsize Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders); provided that if the Collateral Agent does not receive such written direction from the Administrative Agent, cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to the Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event at the direction of the Administrative Agent (with two (2) Business Days’ notice to the Collateral Agent, provided that any such notice received by the Collateral Agent after 5:00 p.m. on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable at the direction of the Administrative Agent (with two (2) Business Days’ notice to the Collateral Agent, provided that any such notice received by the Collateral Agent after 5:00 p.m. on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Accounts (and any Interest Proceeds and/or Principal Proceeds then on deposit in any Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”):

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the other Loan Documents (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this subclause (i) the sum of (x) 0.025% per annum multiplied by the sum of the aggregate principal amount of the Collateral (after conversion to USD using clause (y) of the Spot Rate) as of the end of the related Calculation Period plus (y) U.S.$25,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if any such amount is not utilized on any Payment Date, then such unutilized amount may be applied during any of the three succeeding Payment Dates; provided, further that any limitation on such amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be disregarded with the consent of the Required Lenders (or the Administrative Agent on their behalf) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee payable to the Lenders and the Administrative Agency Fee, but including Lender indemnities) due hereunder, up to a maximum amount under this clause (a) of $25,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b) to pay interest due in respect of the Advances and any increased costs and any accrued and unpaid Administrative Agency Fees and commitment fees payable to the Lenders (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full;

(d) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(e) following the end of the Reinvestment Period, solely with respect to Principal Proceeds, to pay principal of the Advances until the Advances are paid in full;

(f) to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(g) to make any Permitted Distributions or Permitted RIC Distributions directed pursuant to this Agreement; and

(h) (i) on any Interest Payment Date, to deposit any remaining amounts in the Principal Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Principal Collection Account) as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

SECTION 4.06. Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give at least two Business Days prior written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. Dollars. All amounts in any Permitted Non-USD Currency Account to be disbursed hereunder will be converted into U.S. Dollars by the Collateral Agent at the Spot Rate designated by the Administrative Agent (and notified to the Collateral Agent) no later (x) than two (2) Business Days prior to the Scheduled Termination Date, (y) the Maturity Date, if the Maturity Date occurs prior to the Scheduled Termination Date and (z) each Additional Distribution Date. All interest calculated using the Term SOFR Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Securities Intermediary or the Bank, as applicable, to exchange amounts held in each Permitted

Non-USD Currency Account for U.S. Dollars or to exchange amounts held in the Collateral Accounts for one or more Permitted Non-USD Currencies, in each case at the Spot Rate for application hereunder.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a) (i) Subject to the requirements of this Section 4.07(a), the Company shall be entitled at its option (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) in connection with a Market Value Cure, (C) following the occurrence of an Approval Termination Event or (D) at any time following the Non-Call Period, up to but not more than three times during any Calculation Period, to either (x) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all accrued and unpaid Administrative Agency Fees, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than $1,000,000.

(ii) Each commitment termination or reduction pursuant to Section 4.07(a)(i)(D) that is made, whether in full or in part, during the period beginning immediately following the expiry of the Non-Call Period and ending upon the date that is six (6) months after the expiry of the Non-Call Period, shall be accompanied by a premium equal to 1.00% of the amount of Financing Commitments so terminated or reduced, as applicable; provided that any such premium shall not be payable in connection with any repayments or reductions in connection with Section 3.01(f)(vi)(A) and (D).

(b) [Reserved].

(c) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e) The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01. Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (w) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, (x) monitoring the Portfolio Investments on behalf of the Company and providing or causing to be provided to the Company all reports, schedules and other data reasonably available to the Portfolio Manager that the Company is required to prepare and deliver or cause to be prepared and delivered under this Agreement, (y) delivering Notices of Acquisition on behalf of and in the name of the Company and (z) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on it herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

(a) The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

(b) The Portfolio Manager shall not (and shall not cause the Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an “investment company” under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager’s duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02. Portfolio Manager Representations as to Eligibility Criteria; Etc. To the extent able through the exercise of its best efforts, the Portfolio Manager agrees to cause the Company to (i) comply with all covenants and restrictions imposed on the Company hereunder and (ii) refrain from acting in contravention of its covenants and agreements set forth in this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03. Indemnification. The Portfolio Manager and the Parent shall indemnify and hold harmless the Company, the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including reasonable and documented out-of-pocket legal fees and disbursements of one firm of outside counsel to each group of affiliated Indemnified Persons (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder (including, for the avoidance of doubt, the obligation set forth in Section 6.02(k) to comply with any applicable conflicts procedure set forth in its constituent documents), (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true when made or when deemed made or repeated, (c) any exercise by the Company of its voting rights as set forth in Section 6.03 which results in equitable subordination with respect to any Portfolio Investment in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, except to the extent that such Liabilities or expenses (x) result from the performance or non-performance of the Portfolio Investments or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (d) any liabilities that arise to the extent due to their or any of their Affiliate’s own gross negligence, recklessness, bad faith or willful misconduct (including any affirmative act taken with the knowledge that it would cause liability under this Agreement), (e) fraud at the Company, the Portfolio Manager or the Parent or (f) a Company or Portfolio Manager Event of Default pursuant to Sections 7.01(d), (e), (f) or (g). For the avoidance of doubt, the Portfolio Manager shall not be liable hereunder for the credit performance of any Portfolio Investments.

This Section 5.03 shall survive the termination of this Agreement, the resignation or removal of the Agents, the Collateral Administrator or the Securities Intermediary and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (v)(i), (w) and (aa), the Portfolio Manager) represents, each on behalf of itself, to the other parties hereto that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth herein):

(a) it is duly organized, formed, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, formation, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material respect any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d) it is not subject to any Adverse Proceeding;

(e) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(g) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i) (x) during the term of this Agreement, neither its nor the Parent’s underlying assets constitute “plan assets” within the meaning of the Plan Asset Rules; (y) neither it nor the Parent has within the last six years sponsored, maintained, contributed to or been required to contribute to, or has any direct liability with respect to, any Plan or Multiemployer Plan; and (z) no ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to, or has any liability with respect to any Plan or Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect;

(j) as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio;

(m) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company as permitted hereunder, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best of its knowledge, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p) it has timely filed all material federal, state and other Tax returns required by Applicable Law to have been filed by it; all such federal, state and other Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any), except any such Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records;

(q) it is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r) the Company is and will be wholly owned by the Parent;

(s) prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t) neither it nor any of its Affiliates is (i) a Sanctioned Person; (ii) a Person that resides or has a place of business in a Sanctioned Country or any country or territory which is designated as a “High-Risk Jurisdiction” subject to a Call for Action by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 of the

PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u) it has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and Sanctions, and it and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any director, manager or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v) (i) the Loan Documents represent all of the material agreements between the Portfolio Manager, the Parent and the Seller, on the one hand, and the Company, on the other;

(ii) it has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto, as necessary or advisable in connection with the Sale Agreement or which has been terminated;

(w) it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates;

(x) there are no judgments for Taxes with respect to it and no claim is being asserted with respect to its Taxes other than any judgments or claims, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z) the Parent has elected to be regulated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(aa) the Portfolio Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb) no ERISA Event has occurred; and

(cc) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02. Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (g), (k), (o), (r), (bb) and (gg), the Portfolio Manager):

(a) shall at all times: (i) maintain at least (x) one manager and (y) one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records and bank accounts; provided, however, that the Company’s assets together with a listing of its liabilities or its net assets may be included in the financial statement of the Parent if (A) an appropriate notation is made on such consolidated financial statements of the Parent to indicate the separateness of the Company from the Parent and to indicate that the Company’s assets and credit are not available to satisfy the debts and obligations of the Parent and (B) such assets are also listed on the Company’s own separate balance sheet; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) [reserved]; (v) file its own Tax returns, except to the extent that the Company is treated as a “disregarded entity” for Tax purposes and is not required to file any Tax returns under Applicable Law, and pay any Taxes so required to be paid under Applicable Law (solely from its own assets), except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.

(b) shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit it from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on its books and records, enter into any transaction with any of its Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any material asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c) shall take all actions consistent with and shall not take any action contrary to the “The Transactions” sections in the opinions of Winston & Strawn LLP, dated the date hereof, relating to certain true sale and non-consolidation matters;

(d) shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(e) shall comply with all applicable Anti-Corruption Laws and Sanctions and shall maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and Sanctions;

(f) shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g) shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h) shall not enter into any hedge agreement;

(i) shall not change its name, identity or corporate or limited liability company structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on behalf of it) in accordance with Section 2.04(g) materially misleading or change its jurisdiction of organization, formation, registration or incorporation, unless the Company shall have given the Administrative Agent and the Collateral Agent at least thirty (30) days prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company, limited partnership or corporation, as applicable, and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, limited partnership or corporation, as applicable, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k) shall comply with (A) all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (B) with respect to the performance of its respective obligations or the exercise of its respective rights, any applicable conflicts procedure set forth in its constituent documents, including its limited liability company agreement or portfolio management agreement, as applicable;

(l) shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m) except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n) shall use commercially reasonable efforts to ensure that (i) its and the Parent’s affairs are conducted so that its and the Parent’s underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, (ii) neither it nor the Parent sponsors, maintains, contributes to or is required to contribute to, or has any direct liability with respect to, any Plan or Multiemployer Plan, and (iii) no ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan or Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect;

(o) except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);

(p)

(i) shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) no later than 120 days after the end of each fiscal year of the Parent~~,~~ (including, for the 2025 fiscal year, the Initial Parent), a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) no later than 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated

Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;

(ii) shall promptly furnish to the Administrative Agent (with a copy to the Collateral Agent), no later than the date any financial statements are due pursuant to Section 6.02(p)(i) or (ii) a compliance certificate substantially in the form of Exhibit B (a “Compliance Certificate”), certified by a Responsible Officer of the Company to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that the Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of the Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings diligently conducted and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r) shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company’s expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company’s or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only two (2) Business Days’ prior notice will be required before any inspection;

(s) shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X;

(t) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted RIC Distributions subject to the other requirements of this Agreement;

(u) shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v) shall not request any Advance, and the Company shall not directly or knowingly indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w) other than pursuant to the Sale Agreement and in accordance with Section 1.04, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm’s-length transaction and at fair market value);

(x) shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment Obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (i) any management discussion and analysis, (ii) any financial reporting packages (including all financial statements) and (iii) subject to confidentiality restrictions, notifications of credit events, in each case provided by such Portfolio Investment Obligor with respect to such Portfolio Investment Obligor and the applicable Portfolio Investment (including any attached or included information, statements and calculations) promptly (and in any event within five (5) Business Days) following the receipt thereof by the Company or the Portfolio Manager; provided that, in the case of any credit event described in the foregoing clause (iii), the Company shall post on such website and deliver via email to the Administrative Agent notice of any such material event promptly upon obtaining knowledge thereof. The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or Portfolio Investment Obligor (to the extent reasonably available to the Portfolio Manager), and participate in quarterly portfolio review calls with credit analysts of any Lender if requested by such Lender;

(y) shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof)), within the meaning of Section 7704(b) of the Code (and Treasury Regulations thereunder);

(z) shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa) shall from time to time (including, without limitation, in connection with any Duration Extension Request) execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Administrative Agent and its designees to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb) shall, upon the request of the Administrative Agent following the end of each fiscal quarter of the Company and the delivery of the financial statements pursuant to Section 6.02(p), participate in a conference call with Lenders arranged by the Administrative Agent to provide discussion and analysis with respect to the Portfolio Investments at a time at which the Company and the Administrative Agent mutually agree;

(cc) [reserved];

(dd) shall not hire any employees;

(ee) shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ff) except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(gg) shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(hh) shall not act on behalf of a Sanctioned Person or in a Sanctioned Country, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a Sanctioned Person. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any Sanctioned Person or Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions;

(ii) shall give notice to the Administrative Agent promptly in writing upon (and in no event later than, one (1) Business Day after in the case of clause (2) below, and two (2) Business Days after in the case of clauses (1), (3), (4) and (5) below) acquiring actual knowledge, or upon due inquiry would have had actual knowledge, of the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default or Event of Default;

(3) any adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) a Portfolio Investment which constitutes an Eligible Investment hereunder becomes an Ineligible Investment;

(jj) shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof are at all times deposited in or credited to a Permitted Non-USD Currency Account except to the extent that any such proceeds are transferred to another Collateral Account in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement; and

(kk) shall ensure that the Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g).

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any written notice or other written communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Definitive Documents, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, in each case which in the good faith and commercially reasonable judgement of the Portfolio Manager is not solely ministerial and clerical in nature, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that any amendment, supplement, waiver or other modification of the type specified in the definition of “Material Amendment” shall be subject to the approval of the Administrative Agent (and any such amendment supplement, waiver or other modification effected without such approval shall result in such Portfolio Investment being an Ineligible Investment); provided further, that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required

Lenders) shall instruct (it being understood that if the terms of the related Underlying Definitive Documents expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Definitive Documents, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, interest and fees, (i) such failure continues for a period of two (2) Business Day following such failure or (ii) in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such failure continues unremedied for a period of three (3) Business Days after such administrative error or omission;

(b) any representation or warranty made or deemed made by or on behalf of the Company or the Portfolio Manager, the Seller or the Parent (collectively, the “Credit Risk Parties”) herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and, if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party otherwise becoming actually aware of such inaccuracy, or upon due inquiry would have had actual knowledge;

(c) (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (dd) or (hh), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, administration or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect in any jurisdiction or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official in any jurisdiction for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, provisional liquidation, winding up, dissolution, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (or any of the foregoing is otherwise commenced or deemed to be commenced);

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of $1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of forty-five (45) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs;

(j) a Change of Control occurs;

(k) the Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l) the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement;

(m) a LTV Default has occurred and is not remedied within either (i) one (1) Business Day or (ii) in the event such LTV Default occurs during a Market Value Cure Period, such Market Value Cure Period; or

(n) (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f), (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) or (iii) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(g); provided that the failure of the Company to undertake any action set forth in this clause (n)(i) or (n)(ii) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish, each of the Principal Collection Account, Interest Collection Account, the Permitted Non-USD Currency Principal Collection Account, the Permitted Non-USD Currency Interest Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the “Collateral Accounts”); provided that it is understood and agreed that, notwithstanding the establishment of such Permitted Non-USD Currency Accounts as set forth above, the Permitted Non-USD Currency Accounts in respect of any Permitted Non-USD Currency shall not be available for the receipt of cash and Portfolio Investments until such time as the Securities Intermediary notifies the Company, the Portfolio Manager, the Administrative Agent and the Collateral Agent in writing (including via email) that such accounts are operational and available to receive such cash and Portfolio Investments (and neither the Securities Intermediary nor the Collateral Agent shall have any liability for any failure or delay in the receipt of such cash or Portfolio Investments) (each such notice, a “Permitted Non-USD Currency Account Opening Notice”). The Securities Intermediary agrees to maintain the Collateral Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. In the event any Collateral Account is re-characterized as a deposit account, the Securities Intermediary agrees to maintain such Collateral Account as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (in such capacity, the “Bank”), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts and deposit accounts for others and in that capacity has established the Collateral Accounts.

(b) Collateral Agent in Control of Collateral Accounts. Each of the parties hereto hereby agrees that (1) each Collateral Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), (2) all property credited to any Collateral Account shall be treated as a financial asset for purposes of Article 8 of the UCC and (3) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. Except as provided in Section 8.01(h) below, the parties hereto agree that the Securities Intermediary shall act only on entitlement orders or other instructions with respect to the Collateral Accounts originated by the Collateral Agent and no other Person (and without further consent by any other Person); and the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c) Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(d) Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a certificated security, promissory note or an instrument underlying any financial assets credited to any Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e) Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) shall be the State of New York. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern each Securities Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any Securities Account. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC.

(f) No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement other than those expressly set forth in this Section 8.01, and the Securities Intermediary shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities. In the event the Securities Intermediary receives instructions from the Company to effect a securities transaction as contemplated in 12 CFR 12.1, the Company acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The

Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Securities Intermediary shall make available periodic account statements in the manner required by this Agreement.

(g) Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the Company, for federal income tax purposes. The Company is required to provide to the Securities Intermediary (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Securities Intermediary to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Company shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation. The Bank of New York Mellon Trust Company, National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to the Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(h) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. In the absence of any such written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, in accordance with this paragraph, amounts on deposit in the Unfunded Exposure Account shall remain uninvested. Income earned on such Eligible Investments shall be deposited into the Interest Proceeds Account.

(i) Unfunded Exposure Account.

(i) Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f) or Section 2.03(g).

(ii) While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator and which instruction shall be deemed to constitute a certification that the aforementioned conditions have been satisfied), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Principal Collection Account and (ii) so long as no Unfunded Exposure

Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Principal Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Principal Collection Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is reasonably necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Winston & Strawn LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the

Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or Administrative Agent, as applicable, or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s or Administrative Agent’s rights and interest hereunder.

(d) Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h) Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon notice of any such termination by the Company, the Collateral Agent will, at the Company’s direction and sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(i) Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Loan or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Loan or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents, in each case at the sole cost of the Company and as the Company shall reasonably request to evidence such release. Any such instruction (which shall include any borrower order, trade ticket or any other direction) shall be deemed to constitute a certification from the Company (or the Portfolio Manager on its behalf) that all conditions to such sale, transfer or disposition have been complied with.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment of the Administrative Agent and the Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

None of the Agents, the Securities Intermediary or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent, the Securities Intermediary or the Collateral Administrator shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent, the Securities Intermediary or the Collateral Administrator shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator, the Securities Intermediary and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any matter (including any Default, Event of Default, Market Value Event or Market Value Cure Failure) or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. Delivery of reports or information, other than such reports or documents directly addressed to the Collateral Agent, or expressly required to be delivered by the Collateral Agent (if prepared by the Collateral Agent acting in such capacity), shall not constitute constructive knowledge or notice of any condition without formal notice. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent, the Collateral Administrator or the Securities Intermediary, as applicable. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Agents, the Collateral Administrator nor the Securities Intermediary shall be required to take any action under this Agreement or any other Loan Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent, the Collateral Administrator and the Securities Intermediary also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party, nor shall the Collateral Administrator, the Securities Intermediary or the Collateral Agent be chargeable with knowledge of any of the terms of conditions of any such agreement. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act. The Collateral Agent may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Portfolio Manager as if provided by the Company directly.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine the Market Value (or any other characteristic) of any Portfolio Investment, compliance with the Eligibility Criteria or the Concentration Limitations or the conditions to any purchase, sale or disposition hereunder in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent, the Collateral Administrator and the Securities Intermediary may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent nor the Collateral Administrator or the Securities Intermediary shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent, the Collateral Administrator or the Securities Intermediary with due care. Each Agent, the Collateral Administrator and the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent, the Collateral Administrator or the Securities Intermediary. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent, the Collateral Administrator or and Securities Intermediary and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent, the Collateral Administrator, the Securities Intermediary or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Portfolio Manager and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable (each, a “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor (with, so long as no Event of Default has occurred and is continuing, the consent of the Company not to be unreasonably withheld, conditioned or delayed) which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager; provided that, if no successor has been appointed by the Administrative Agent and accepted such appointment within sixty (60) days after the Agent, Collateral Administrator or Securities Intermediary, as applicable, is removed, such Agent, Collateral Administrator or Securities Intermediary, as applicable, may petition a court of competent jurisdiction for the appointment of a successor. Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after receipt of such notice of removal by the Collateral Administrator, the Collateral Agent and/or the Securities Intermediary, as applicable (each, a “Removed Agent”), then the Administrative Agent may appoint a successor (with, so long as no Event of Default has occurred and is continuing, the consent of the Company not to be unreasonably withheld, conditioned or delayed) which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Removed Agent, and the Removed Agent shall be discharged from its duties and obligations hereunder. After the Removed Agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Any corporation or association into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Collateral Agent, the Securities Intermediary or the Collateral Administrator (as applicable) hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In addition, any corporation or association to which the Collateral Agent or the Collateral Administrator transfers all or substantially all of its corporate trust business shall be the successor of the Collateral Agent and the Collateral Administrator as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Collateral Agent and the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder. Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument,

opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for preparing, filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

None of the Agents, the Collateral Administrator or the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent, the Securities Intermediary and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent, Securities Intermediary or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Administrative Agent or the Required Lenders, as applicable. The Collateral Agent, Securities Intermediary or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent, Securities Intermediary or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent, Securities Intermediary or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent, Securities Intermediary or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Bank Law”), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

The rights, protections and immunities given to the Agents in this Section 9.01, Section 9.02(c) and Section 9.02(j) shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided further that.in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction provides indemnification or otherwise make provision reasonably satisfactory to the Collateral Agent for payment of same. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent shall have received such direction, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

If, in performing its respective duties under this Agreement, the Collateral Agent or Collateral Administrator, as applicable, is required to decide between alternative courses of action, such Collateral Agent or Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent or Collateral Administrator, as applicable, shall be entitled to rely on the advice of legal counsel and independent accountants selected with due care in performing its respective duties hereunder.

(b) Custody and Preservation. The Collateral Agent is required to hold in the custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein; provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action as the Company reasonably requests (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not itself be deemed a failure to comply with the terms of this Agreement. Neither the Collateral Agent nor the Collateral Administrator will be responsible for filing any financing statements or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. The Collateral Agent shall not be responsible for any act or omission of the Company, the Lenders party hereto, the Securities Intermediary, the Administrative Agent or any other person, and absent written notice to a Responsible Officer of the Collateral Agent to the contrary, the Collateral Agent may assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction. The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in such Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral. The Collateral Agent shall not be responsible or chargeable with knowledge of or responsible for any terms or conditions contained in any Loan Document (or any other agreement) to which it is not a party.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees, in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby, subject to the Priority of Payments.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints The Bank of New York Mellon Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent, which shall include daily position and cash flow reports with respect to the Portfolio Investments. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Company (or the Portfolio Manager on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy.

(h) Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Borrowing Base Test, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall or any Market Value and shall be entitled to conclusively rely upon such amounts as reported by the Company (or the Portfolio Manager on its behalf) or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark, Reference Rate, Term SOFR Reference Rate and any Base Rate or Benchmark Replacement.

(i) None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark, Term SOFR Reference Rate or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, or Benchmark Unavailability Period, (ii) to select, determine or designate any Base Rate, Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of any Benchmark, Term SOFR Reference Rate or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency, the Base Rate or any Benchmark Replacement, and absence of a designated replacement Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Company, the Portfolio Manager or the Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(j) Information Provided to the Collateral Agent and the Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k) If the Collateral Agent receives an instruction to effect any foreign exchange transactions (which instruction shall be given at least one Business Day prior to such conversion date, or such shorter period as may be agreed by the Collateral Agent), or cannot comply with instructions without effecting foreign exchange transactions, the Collateral Agent is authorized to enter into spot foreign exchange transactions (“FX Transactions”) with the Borrowers in connection with the Accounts and may provide such foreign exchange services to the Borrowers themselves or through any BNYM Affiliates. The Collateral Agent may convert currency itself or through any BNYM Affiliate and, in those cases, the Collateral Agent or, as the case may be, the relevant BNYM Affiliate through which currency is converted acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and may earn revenue, including, without limitation, transaction spreads and sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the FX Transaction made under this Agreement and the rate that the Collateral Agent or any BNYM Affiliate receives when buying or selling foreign currency for its own account. The Collateral Agent or the relevant BNYM Affiliate makes no representation that the exchange rate used or obtained for any FX Transaction under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined. The Collateral Agent or the relevant BNYM Affiliate may establish rules or limitations concerning any foreign exchange facility made available to the Company. Any such FX Transactions will be subject to terms and conditions (the “FX Terms”) separately disclosed. In addition, the Collateral Agent may transmit any FX Transaction to a sub-custodian or depository or as otherwise agreed between the applicable Borrower and the Collateral Agent. In such cases, the relevant FX Transaction may not be processed and priced as described in the FX Terms. For the purposes for this clause (k), “BNYM Affiliate” means any subsidiary, affiliate or other related body corporate of The Bank of New York Mellon Corporation and which shall exclude any third party affiliates or other entities of whatever description which are not part of The Bank of New York Mellon Corporation group of companies.

SECTION 9.03. Acknowledgements of the Lenders.

(a) Each Secured Party hereby agrees that (i) if the Administrative Agent notifies such Secured Party that the Administrative Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.

(b) Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the

Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Payment.

(d) Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 9.04. Notices. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), (iv) the Administrative

Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05. Certain ERISA Matters(a)    .

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, the Parent or the Portfolio Manager, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its so discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, the Parent or the Portfolio Manager, that none of the Agents, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) Each Agent, the Collateral Administrator and the Securities Intermediary hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, trustee, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, partner, officer, director, trustee, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, partner, officer, director, trustee, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) personally delivered, (b) in the case of a mailed notice, upon receipt, or (c) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Each of the Collateral Agent, Collateral Administrator and Securities Intermediary (“BNYM”) shall have the right to accept and act upon instructions, including funds transfer instruction (“Instructions”) given pursuant to this Agreement and the other Loan Documents and delivered using Electronic Means; provided, however, that the Borrower, the Portfolio Manager and the Administrative Agent, as applicable, shall provide to BNYM an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, the Portfolio Manager and the Administrative Agent, as applicable, whenever a person is to be added or deleted from the listing. If the Borrower, the Portfolio Manager and the Administrative Agent, as applicable, elects to give BNYM Instructions using Electronic Means and BNYM in its discretion elects to act upon such Instructions, BNYM’s understanding of such Instructions shall be deemed controlling. The Borrower, the Portfolio Manager and the Administrative Agent, as applicable, understand and agree that BNYM cannot determine the identity of the actual sender of such Instructions and that BNYM shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNYM have been sent by such Authorized Officer. The Borrower, the Portfolio Manager and the Administrative Agent, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to BNYM and that the Borrower, the Portfolio Manager and the Administrative Agent, as applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower, the Portfolio Manager and the Administrative Agent, as applicable. BNYM shall not be liable for any losses, costs or expenses arising directly or indirectly from BNYM’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower, the Portfolio Manager and the Administrative Agent, as applicable, agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNYM, including without limitation the risk of BNYM acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNYM and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, the Portfolio Manager and the Administrative Agent, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNYM immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNYM, or another method or system specified by BNYM as available for use in connection with its services hereunder.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent, the Securities Intermediary and the Collateral Administrator, and such other local counsel as required for the Agents, the Securities Intermediary and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including due diligence with respect to the transactions contemplated hereby) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, and, in the case of the Collateral Agent and the Securities Intermediary, expenses incurred by any sub-agent, sub-custodian or bailee of the Collateral Agent or the Securities Intermediary in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its officers, directors or employees. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof.

(d) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e) This Section 10.04 shall survive the termination of this Agreement, the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by electronic mail) and executed by each of the Agents, the Collateral Administrator, the Required Lenders, the Company and the Portfolio Manager; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager or the Company shall not be required to be executed by the Portfolio Manager or the Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06. Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that it shall not be unreasonable for the Company to withhold consent to an assignment to a Competitor) of the Administrative Agent and the Company; provided that (1) no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment and (2) no consent of the Company shall be required for an assignment to an assignee that is a bank, broker-dealer or insurance company; provided, further, that no consent of the Company shall be required for an assignment to any Person following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event.

Assignments shall be subject to the following additional conditions: (A) [reserved]; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (C) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender, the Collateral Agent and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may sell participations to one or more banks, broker-dealers, insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; (4) the Administrative Agent has consented to the sale of such participation (such consent not to be unreasonably withheld, conditioned or delayed); provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant and (5) other than following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Borrower has consented to any participation that is to a Competitor.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor provision. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by email or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent, Collateral Administrator and Securities Intermediary to acknowledge and agree and the Collateral Agent, Collateral Administrator and Securities Intermediary do hereby acknowledge and agree, that execution of this Agreement, any instruction, order, direction, notice, for or other document executed by the any party to this Agreement or the other Loan Documents in connection with this Agreement or such other Loan Documents, by electronic signatures (whether by Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator and Securities Intermediary) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, Collateral Administrator and Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the

Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.13. Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information, except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person agrees to inform the Company to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than any Competitor or any prospective assignee to whom the Company has declined consent to the assignment thereto (to the extent such consent is otherwise required)), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (2) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or the Account Control Agreement. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MANULIFE PRIVATE CREDIT FUND SPV, LLC, as Company

By
Name:
Title:

MANULIFE PRIVATE CREDIT FUND, as Portfolio Manager

By
Name:
Title:

MANULIFE PRIVATE CREDIT FUND, as the Parent

By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Securities Intermediary

By
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	Yes	On and after the Effective Date and prior to the Second Amendment Effective Date: $150,000,000 (the “Effective Date Financing Commitment”);

On and after the Second Amendment Effective Date and prior to any Scheduled Financing Commitment Increase Date, $175,000,000 (the “Second Amendment Effective Date Financing Commitment”);

On and after the First Scheduled Financing Commitment Increase Date and prior to an additional Scheduled Financing Commitment Increase Date, $212,500,000;

Subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, on and after (x) any additional Scheduled Financing Commitment Increase Date pursuant to clause (y) of the definition thereof and prior to a Financing Commitment Increase Date, if any, $[ ] (which amount shall not exceed $250,000,000) and (y) the Scheduled Financing Commitment Increase Date set forth in clause (x) of the definition thereof and prior to a Financing Commitment Increase Date, if any, $250,000,000;

On and after a Financing Commitment Increase Date, if any, $[ ] (which amount shall not exceed $500,000,000) approved pursuant to Section 2.06.

2.	Lenders JPMorgan Chase Bank, National Association	Financing Commitment On and after the Effective Date and prior to the Second Amendment Effective Date: $150,000,000;

On and after the Second Amendment Effective Date and prior to the Scheduled Financing Commitment Increase Date, $175,000,000;

On and after the First Scheduled Financing Commitment Increase Date and prior to an additional Scheduled Financing Commitment Increase Date, $212,500,000;

Subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, on and after (x) any additional Scheduled Financing Commitment Increase Date pursuant to clause (y) of the definition thereof and prior to a Financing Commitment Increase Date, if any, $[ ] (which amount shall not exceed $250,000,000) and (y) the Scheduled Financing Commitment Increase Date set forth in clause (x) of the definition thereof and prior to a Financing Commitment Increase Date, if any, $250,000,000;

On and after a Financing Commitment Increase Date, if any, $[ ], (which amount shall not exceed $500,000,000) approved by such Lender pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

3.	Scheduled Termination Date:	With respect to the Initial Financing Commitment and any Increased Financing Commitments, the date that is the five (5) year anniversary of the First Amendment Effective Date;

With respect to any Extended Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.07;

4.	Interest Rates

	Applicable Margin for Advances:	With respect to interest based on the Term SOFR Rate, 2.00% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, 2.00% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

	Interest Collection Account:	[ ]
	Principal Collection Account:	[ ]
	MV Cure Account:	[ ]
	Unfunded Exposure Account:	[ ]
	Permitted Non-USD Currency Interest Collection Account:	[ ]
	Permitted Non-USD Currency Principal Collection Account:	[ ]

6.	Market Value Trigger:	On any date of determination, the “AR” plus 7.5%

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly or privately issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices

The Company:	Manulife Private Credit Fund SPV, LLC	Attn: Steve Mouzakis Email: SeniorCreditOperations@manulife.com

The Portfolio Manager:	Manulife Private Credit Fund	Attn: Steve Mouzakis Email: SeniorCreditOperations@manulife.com

The Administrative Agent:	JPMorgan Chase Bank, National Association	Attention: Nick Rapak Telephone: (302) 634-2030
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd.,
3rd Floor
Newark, Delaware 19713

with a copy to

	JPMorgan Chase Bank, National Association	Attention: James Greenfield Telephone: 212-834-9340
	383 Madison Ave.	Email:
	New York, New York 10179	james.r.greenfield@jpmorgan.com
With a copy to:
de_custom_business@jpmorgan.com
asset.managers.funds.na.credit.reporting@jpmorgan.com

The Collateral Agent; the Securities Intermediary; the Bank; the Collateral Administrator:	The Bank of New York Mellon Trust Company, National Association, 601 Travis Street, 16th Floor Houston, Texas 77002	Attention: Global Corporate Trust – Manulife Private Credit Fund SPV, LLC Email: Manulife.CT@bnymellon.com

JPMCB:	JPMorgan Chase Bank, National Association	Attention: Nick Rapak Facsimile: (302) 634-1092
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd.,
3rd Floor
Newark, Delaware 19713

with a copy to:

JPMorgan Chase Bank,
	National Association	Attention: James Greenfield
	383 Madison Ave.	Telephone: 212-834-9340
New York, New York 10179

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nick Rapak

Email: de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Brian Larocca

Email: NA_Private_Financing_Diligence@jpmorgan.com

With a copy to: Credit_Financing_Approvals@jpmorgan.com; and

asset.managers.funds.na.credit.reporting@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nick Rapak

cc:

The Bank of New York Mellon Trust Company, National Association, as Collateral Agent

The Bank of New York Mellon Trust Company, National Association, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of March 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “Agreement”), among Manulife Private Credit Fund SPV, LLC, as borrower (the “Company”), [Manulife Private Credit Fund~~,~~] [John Hancock Comvest Private Income Fund], as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, “Portfolio Manager”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby requests approval for the Company to acquire the following Portfolio Investment(s):1

Fund

Issuer / Obligor

Jurisdiction

Identifier (LoanX; CUSIP)

Requested Notional Amount

Asset Class

Current Pay (Y/N)

Syndication Type

Lien

Tranche Size

Price

Spread / Coupon

Base Rate

Floor

Maturity

Moody’s Industry

LTM EBITDA (In Millions)

LTM Capital Expenditures (in Millions)

Leverage Through Tranche (Net)

Currency Type

Spot Rate

Security Identifier

Security Description

Financial Covenants

Quantity

Governing Law

To the extent available to the Company or the Portfolio Manager, we have included herewith (1) copies of the material underlying instruments (including, in the case of a Loan, the final credit agreement, the collateral and security documents and, in each case, any amendments thereto) relating to each such Portfolio Investment, (2) audited financial statements for the previous most recently ended three years of the Portfolio Investment Obligor of each such Portfolio Investment to the extent available, or alternatively, a quality of earnings report prepared by an accredited accounting firm, (3) quarterly statements for the previous most recently ended four fiscal quarters of the Portfolio Investment Obligor of each such Portfolio Investment (if available), (4) pro forma financial statements for the applicable one year period, if available (and for any longer period to the extent so prepared), (5) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (6) applicable “proof of existence” details (if requested by the Administrative Agent), (7) full and final investment committee memo (subject to redactions for confidential information as reasonably determined by the Company), (8) forecasted financials for the applicable succeeding one year period, if available (and for any longer period to the extent so prepared) and (9) any other documents reasonably requested by the Administrative Agent to the extent prepared, available to the Company or the Portfolio Manager and permitted to be shared (subject to redactions for confidential information as reasonably determined by the Company). The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.

[1]	Company to complete as applicable.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

MANULIFE INVESTMENT MANAGEMENT PRIVATE MARKETS (US) LLC, as Portfolio Manager

By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Loan (including any Delayed Funding Term Loan, Revolving Loan, Senior Secured Loan or Second Lien Loan) and is not (i) a security (including a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest, a Mezzanine Obligation or, for the avoidance of doubt, any other unsecured obligation of a Portfolio Investment Obligor), (ii) a letter of credit or an interest therein or (iii) underwritten as a real estate loan principally secured by real property.

2.

Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan in each case, denominated in an Eligible Currency.

3.

Such obligation is (i) eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees (on behalf of the Company), including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions, including (a) obtaining the consent of the obligor and/or any agent and (b) a prohibition on assignment to disqualified institutions and competitors of the related obligor or any direct or indirect equity owner of the obligor (in each case, in a manner consistent with market practice in the relevant market as notified by the Company to the Administrative Agent; provided that the delivery of the Underlying Definitive Documents to the Administrative Agent will constitute adequate notice of any requirements with respect to clauses (a) and (b) above)) on the pledging or transfer of such obligation, a consent from the Portfolio Investment Obligor authorizing and consenting to the pledge or transfer of such obligation shall have been obtained.

4.

Such obligation is purchased at a price that is, with respect to Traded Loans, at least 75% of the par amount of such obligation and with respect to all other obligations, at least 80% of the par amount of such obligation.

5.	Such obligation is denominated and payable in an Eligible Currency and is issued by a Portfolio Investment Obligor organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related Portfolio Investment Obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed, (a) in the case of payment defaults five (5) Business Days, or (b) otherwise 30 days) and no Indebtedness of the Portfolio Investment Obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed, (a) in the case of payment defaults five (5) Business Days, or (b) otherwise 30 days).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase by the Company the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an Equity Security and does not provide, on the date of acquisition by the Company, for conversion or exchange at any time over its life into an Equity Security.

11.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually and does not include any “payment-in-kind” or deferred or capitalized interest component.

12.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.	The Portfolio Investment has been Delivered to the Collateral Agent.

14.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent (other than customary transfer restrictions, subject to the requirements set forth in paragraph 3, above) and (ii) if the administrative agent of such Portfolio Investment is an Affiliate of the Portfolio Manager, the Company shall have delivered to the Administrative Agent in escrow an assignment agreement duly executed by the administrative agent and/or Portfolio Investment Obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single Portfolio Investment Obligor and its Affiliates may not exceed (i) when a Hurdle Election is not in effect, 5% of the Collateral Principal Amount and (ii) when a Hurdle Election is in effect, 4% of the Collateral Principal Amount.

2.

(i) When a Hurdle Election is not in effect, not less than 95% of the Collateral Principal Amount may consist of Senior Secured Loans (which, for the purposes of this clause shall include unitranche Loans and exclude any Second Lien Loans or First Lien Last Out Loans, in each case as determined by the Administrative Agent in its reasonable discretion) and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds and (ii) when a Hurdle Election is in effect, not less than 100% of the Collateral Principal Amount may consist of Senior Secured Loans (which, for the purposes of this clause shall include First Lien Last Out Loans not exceeding 5% of the Collateral Principal Amount and unitranche Loans, in each case as determined by the Administrative Agent in its reasonable discretion) and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds.

3.

(i) When a Hurdle Election is not in effect, not more than 5% of the Collateral Principal Amount may consist of Portfolio Investments that are First Lien Last Out Loans or Second Lien Loans and (ii) when a Hurdle Election is in effect, not more than 0% of the Collateral Principal Amount may consist of Portfolio Investments that are Second Lien Loans.

4.

The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g).

5.

Portfolio Investments issued by Portfolio Investment Obligors domiciled in (x) the United States of America may not be less than 90% of the Collateral Principal Amount or (y) any Eligible Jurisdiction other than the United States of America may constitute up to 10% of the Collateral Principal Amount.

6.

Not less than 90% of the Collateral Principal Amount may be denominated in U.S. Dollars and not more than 10% of the Collateral Principal Amount may be denominated in all Permitted Non-USD Currencies in the aggregate.

7.

Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by Portfolio Investment Obligors that belong to the same Moody’s Industry Classification; provided that Portfolio Investments that are issued by Portfolio Investment Obligors that belong to one Moody’s Industry Classification (other than industry classification codes 11, 12, 17, 21, 22 and 30) may constitute up to 30% of the Collateral Principal Amount. As used herein, “Moody’s Industry Classifications”

means the industry or sector classifications set forth in Schedule 6 hereto, as applicable, which classification (x) shall be determined by the Portfolio Manager (with the consent of the Administrative Agent in its sole and absolute discretion) on the Second Amendment Effective Date or the Trade Date for the applicable Portfolio Investment, as applicable, and (y) shall be updated, upon reasonable prior notice to the Portfolio Manager if Moody’s publishes revised sector or industry classifications.

8.

Not more than 5% of the Collateral Principal Amount may consist of Portfolio Investments with a Leverage Ratio of over 7.00:1.00 (measured at the time such Portfolio Investment is approved as an Eligible Investment).

9.

Not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments with EBITDA less than $10,000,000 and not more than 0% of the Collateral Principal Amount may consist of Portfolio Investments with EBITDA less than $5,000,000, in each case, measured on a trailing four quarter basis.

SCHEDULE 5

Initial Portfolio Investments

SCHEDULE 6

Moody’s Industry Classifications
Industry Code	Description
1	Aerospace & Defense

2	Automotive

3	Banking, Finance, Insurance & Real Estate

4	Beverage, Food & Tobacco

5	Capital Equipment

6	Chemicals, Plastics & Rubber

7	Construction & Building

8	Consumer goods: Durable

9	Consumer goods: Non-durable

10	Containers, Packaging & Glass

11	Energy: Electricity

12	Energy: Oil & Gas

13	Environmental Industries

14	Forest Products & Paper

15	Healthcare & Pharmaceuticals

16	High Tech Industries

17	Hotel, Gaming & Leisure

18	Media: Advertising, Printing & Publishing

19	Media: Broadcasting & Subscription

20	Media: Diversified & Production

21	Metals & Mining

22	Retail

23	Services: Business

24	Services: Consumer

25	Sovereign & Public Finance

26	Telecommunications

27	Transportation: Cargo

28	Transportation: Consumer

29	Utilities: Electric

30	Utilities: Oil & Gas

31	Utilities: Water

32	Wholesale

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nick Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nick Rapak

cc:

The Bank of New York Mellon Trust Company, as Collateral Agent

The Bank of New York Mellon Trust Company, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of March 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “Agreement”), among Manulife Private Credit Fund SPV, LLC, as borrower (the “Company”), [Manulife Private Credit Fund~~,~~] [John Hancock Comvest Private Income Fund], as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, the “Portfolio Manager”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [   ].

(2) The aggregate amount of the Advance requested hereby is $[   ].2

(3) The proposed purchases (if any) relating to this request are as follows:

[2] Note:	The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

MANULIFE PRIVATE CREDIT FUND SPV, LLC

By
Name:
Title:

EXHIBIT B

Form of Compliance Certificate

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nick Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nick Rapak

Reference is hereby made to the Loan and Security Agreement, dated as of March 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “Agreement”), among Manulife Private Credit Fund SPV, LLC, as borrower (the “Company”), [Manulife Private Credit Fund~~,~~] [John Hancock Comvest Private Income Fund], as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, the “Portfolio Manager”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

The undersigned, [ ], a Responsible Officer of the Company, hereby certifies as follows:

(1) As of the date hereof, [no Default or Event of Default exists and is continuing] [describe Default or Event of Default].

(2) The Company is in compliance with all covenants contained in Section 6.02 of the Agreement and has Delivered all Collateral to the Collateral Agent in accordance with the Agreement.

(3) The financial statements for the fiscal [quarter] [year] ending [ ], 20[ ] delivered to the Administrative Agent pursuant to Section [6.02(p)(i)] [6.02(p)(ii)] of the Agreement fairly present in all material respects, the financial condition and the results of operations of the Parent on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments.

(4) The representations and warranties made by the Parent and the Company contained in Article VI of the Agreement, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

Very truly yours,

MANULIFE PRIVATE CREDIT FUND SPV, LLC

By
Name:
Title:

EXHIBIT C

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (as the same may be amended, supplemented, or otherwise modified from time to time, this “Joinder Agreement”), dated as of [•], 202[•], is entered into between MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company (the “Company”), and [John Hancock Comvest Private Income Fund, a Delaware statutory trust (“Proposed Successor Entity”), in connection with that certain Loan and Security Agreement (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), dated as March 26, 2024, by and among, inter alios, the Company, Manulife Private Credit Fund, a Delaware statutory trust, as parent and as portfolio manager, JPMorgan Chase Bank, National Association, as Administrative Agent for the Lenders, and each other party from time to time party thereto. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

A. Proposed Successor Entity desires to become a “Parent” and “Portfolio Manager” under the Loan Agreement.

B. Accordingly, Proposed Successor Entity hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. Proposed Successor Entity hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Loan Agreement and will be deemed to be a “Parent” and “Portfolio Manager” for all purposes of the Loan Agreement and the other Loan Documents to the extent applicable to it, and shall have all of the obligations of a Parent and Portfolio Manager thereunder as if it had executed the Loan Agreement and the other Loan Documents applicable to it. Proposed Successor Entity hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the other Loan Documents applicable to it in its capacity as a Parent or Portfolio Manager. Without limitation of the foregoing, to the extent applicable to it, Proposed Successor Entity represents and warrants that the representations and warranties in Section 6.01 of the Loan Agreement applicable to a Parent or Portfolio Manager, are true and correct in all material respects as of the date hereof as to Proposed Successor Entity (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

2. Proposed Successor Entity acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto.

3. This Joinder Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document. Electronic delivery of an executed counterpart of a signature page of this Joinder Agreement shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

4. The Proposed Successor Entity confirms that its notice address shall be the address as set forth on its signature page hereto.

1

5. This Joinder Agreement shall become effective, and the Proposed Successor Entity shall become a Parent and Portfolio Manager, upon satisfaction of the following conditions:

a. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Joinder Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Joinder Agreement) that such party has signed a counterpart of this Joinder Agreement.

b. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the managers, directors or officers (as applicable) of the Proposed Successor Entity as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each manager, director or officer thereof or other Person authorized to act in connection with this Joinder Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Proposed Successor Entity and any other legal matters relating to the Proposed Successor Entity, this Joinder Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

c. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Proposed Successor Entity, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

d. The Administrative Agent (or its counsel) shall have received satisfactory evidence of the merger of Manulife Private Credit Fund, a Delaware statutory trust, with and into the Proposed Successor Entity with the Proposed Successor Entity as the surviving entity.

e. The Administrative Agent (or its counsel) shall have received an executed amendment or joinder to the limited liability company agreement of the Company, reflecting the Proposed Successor Entity as member and designated manager, in form and substance reasonably satisfactory to the Administrative Agent.

f. The Administrative Agent (or its counsel) shall have received an executed amendment or joinder to the Sale Agreement, reflecting the Proposed Successor Entity as seller, in form and substance reasonably satisfactory to the Administrative Agent.

g. Proper financing statements or amendment to filed financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

h. To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations.

2

i. No Market Value Event, Default or Event of Default has occurred and is continuing.

6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).

3

IN WITNESS WHEREOF, Proposed Successor Entity and Company have caused this Joinder Agreement to be duly executed by their authorized officers as of the date first above written.

PROPOSED SUCCESSOR ENTITY:

[•]

By:
Name:
Title:

Notice details:

Address: [ ]

For attention of: [ ]

Email: [ ]

COMPANY:

MANULIFE PRIVATE CREDIT FUND SPV, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Signature Page to

Joinder Agreement